UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    April 28, 2011

DIRECTV

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34554	26-4772533
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the stockholders of DIRECTV was held on April 28, 2011.  As of March 14, 2011, the record date for the Annual Meeting, there were 787,188,776 shares outstanding.  At the Annual Meeting, 666,502,411 shares, or approximately 84.67% of the eligible voting shares, were represented either in person or by proxy.

At the meeting, the stockholders voted on following items:

1.           To elect nominees to the Board of Directors for the term as described in the proxy statement of DIRECTV.

The following nominees were elected as Class III directors by the votes indicated below.  As noted in the proxy statement, because the proposal to declassify the Board of Directors was approved by the stockholders (see number 4 below), the nominees were elected for a term that will expire on the date of the 2012 annual meeting of stockholders.

Director	For	Withheld	Broker Non-Vote
David B. Dillon	605,866,951	12,712,832	47,922,628
Samuel A. DiPiazza, Jr.	613,514,847	5,064,936	47,922,628
Lorrie M. Norrington	615,473,020	3,106,763	47,922,628

2.           To ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for DIRECTV for the fiscal year ending December 31, 2011.

This proposal was approved by the votes indicated below.  There were no broker non-votes on this proposal.

For	Against	Abstained
621,719,497	44,388,580	394,334

3.           To amend the Amended and Restated Certificate of Incorporation of DIRECTV to make certain changes to the capital stock of the Company including deletion of certain provisions regarding the Class B common stock and excess stock, reduction of authorized Class B shares from 30,000,000 to 3,000,000, elimination of the Class C common stock, and deletion of rights to call special meetings granted to certain stockholders under circumstances that are no longer applicable.

This proposal was approved by the votes indicated below.  There were no broker non-votes on this proposal.

For	Against	Abstained
662,793,214	1,483,764	2,222,433

4.           To amend the Amended and Restated Certificate of Incorporation of DIRECTV to declassify the Board of Directors.

This proposal was approved by the votes indicated below.

For	Against	Abstained	Broker Non-Votes
663,705,332	2,061,436	735,443	200

5.           To amend the Amended and Restated Certificate of Incorporation of DIRECTV to implement a majority vote standard in uncontested elections of directors.

This proposal was approved by the votes indicated below.  There were no broker non-votes on this proposal.

For	Against	Abstained
665,001,408	972,913	528,090

6.           To amend the Amended and Restated Certificate of Incorporation of DIRECTV to permit a special meeting of stockholders to be called by 25% or more of the stockholders in certain circumstances.

This proposal was approved by the votes indicated below.

For	Against	Abstained	Broker Non-Votes
584,729,063	81,319,647	453,501	200

7.           To amend the Amended and Restated Certificate of Incorporation of DIRECTV to adopt Delaware as the exclusive forum for certain disputes.

This proposal was approved by the votes indicated below.

For	Against	Abstained	Broker Non-Votes
395,915,867	269,967,668	617,522	1,330

8.           Advisory vote on compensation of our named executive officers.

This proposal was approved by the votes indicated below.

For	Against	Abstained	Broker Non-Votes
586,755,896	23,531,152	8,292,647	47,922,628

9.           Advisory vote on the frequency of holding an advisory vote on compensation of our named executive officers.

The advisory vote on the frequency of future advisory votes on compensation of our named executive officers resulted in every One Year receiving the largest number of stockholder votes as indicated by the voting totals below.

One Year	Two Years	Three Years	Abstained	Broker Non-Votes
462,496,454	937,717	147,091,906	8,053,982	47,922,328

Based on these voting results, DIRECTV will hold an advisory vote on the compensation of its named executive officers every year until the next stockholder vote on the frequency of stockholder votes on the compensation of our named executive officers. A stockholder vote on the frequency of stockholder votes on the compensation of named executive officers is required to be held at least once every six years.

Each of proposals 3, 4, 5, 6 and 7 was passed with a vote in favor by the requisite majority of shares outstanding as of the record date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV
(Registrant)

Date: May 2, 2011	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President and General Counsel